AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1998
                                                 REGISTRATION NO. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549
                          -------------------------------
                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                          -------------------------------
                               MEDIA ARTS GROUP, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                            77-0354419
(STATE OR OTHER JURISDICTION OF                              (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                          -------------------------------
                                 521 CHARCOT AVENUE
                             SAN JOSE, CALIFORNIA 95131
            (Address of Principal Executive Offices including Zip Code)
                          -------------------------------
           MEDIA ARTS GROUP, INC. EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

                  MEDIA ARTS GROUP, INC. 1998 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT BETWEEN THOMAS KINKADE AND MEDIA ARTS GROUP,
                         INC., DATED AS OF DECEMBER 3, 1997

                              (FULL TITLE OF THE PLAN)
                          -------------------------------


                                RAYMOND E. PETERSON

                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MEDIA ARTS GROUP, INC.
                                 521 CHARCOT AVENUE
                             SAN JOSE, CALIFORNIA 95131
                                    (408) 324-2020
                          -------------------------------
            (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,

                     INCLUDING AREA CODE, OF AGENT FOR SERVICE)

-----------------------------------------------------------------------------------------------------------------------------------
                                                CALCULATION OF REGISTRATION  FEE
-----------------------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE             AMOUNT TO BE          PROPOSED MAXIMUM             PROPOSED MAXIMUM              AMOUNT OF
REGISTERED                            REGISTERED            OFFERING PRICE               AGGREGATE OFFERING            REGISTRATION
                                                            PER SHARE (1)                PRICE (1)                     FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per       1,474,781              $13.74                       $20,263,490                    $5,634
share
-----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of a weighted average exercise price per share of outstanding options for an aggregate of 358,500 shares at $11.75 per share and
(ii) pursuant to Rule 457(c) for the remaining 1,116,281 shares registered hereunder based on the average high and low prices for the Registrant's Common Stock as reported on the Nasdaq National Stock Market on December 1, 1998.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                  Page 1 of 69 Pages
                           Exhibit Index Appears on Page 8.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Media Arts Group, Inc. (the "Company") with the Commission are incorporated herein by reference:

     1. The Company's Annual Report on Form 10-K and Amendment No. 1 to the Company's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1998 (including items incorporated by reference from the Company's Proxy Statement for its 1998 Annual Meeting of Stockholders);

     2. The Company's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 1998 and September 30, 1998; and

     3. The description of the common stock, par value $.01 per share, of the Company (the "Common Stock") contained in the Registration Statement on Form 8-A, (No. 0-24294), filed on June 9, 1994 with the Commission pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) pursuant to Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, the Bylaws of the Registrant (the "Bylaws") provide that (i) the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the registrant, or is or was serving in certain capacities of other enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, including those circumstances in which indemnification would otherwise be discretionary; (ii) expenses incurred by a director or officer arising from a threatened or pending action, suit, or proceeding shall be paid by the Registrant in advance of final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is not entitled to indemnification; and (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees. The Bylaws permit the Registrant to maintain director and officer liability insurance for its directors and officers whether or not the Registrant would have the power or the obligation to indemnify them against such liability under the indemnification provisions of the Bylaws.

     The Registrant has obtained a policy of directors' and officers' liability insurance for its directors and officers to insure directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances. The Registrant has entered into employment agreements with certain of its executive officers and indemnity agreements with certain of its directors that provide indemnity as allowed by Section 145 of the DGCL and the Bylaws.

     The inclusion of the above provisions in the Certificate of Incorporation, the Bylaws and the employment agreements may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.        EXHIBITS

     See Index to Exhibits on page 8.

ITEM 9.        UNDERTAKINGS

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the securities act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

     (b) The company hereby further undertakes that, for purposes of determining any liability under the securities act, each filing of the company's annual report pursuant to section 13(a) or section 15(d) of the exchange act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the exchange act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the commission such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 1, 1998.

                                  MEDIA ARTS GROUP, INC.



                                  By:/s/ Raymond A. Peterson
                                     -----------------------
                                  Raymond A. Peterson, President and Chief
                                  Executive Officer (Principal Executive
                                  Officer)



                                  By:/s/ Greg H.L. Nash
                                     ------------------
                                  Greg H.L. Nash, Senior Vice President, and
                                  Chief Financial Officer (Principal Financial
                                  and Accounting Officer)

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James F. Landrum, Jr. and Raymond A. Peterson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.


Signature                       Title                                       Date
---------                       -----                                       ----
/s/ Raymond A. Peterson         President & Chief Executive Officer         December 1, 1998
-----------------------         (Principal Executive Officer)
Raymond A. Peterson

/s/ Greg H.L. Nash              Senior Vice President and Chief             December 1, 1998
------------------              Financial Officer (Principal
Greg H.L. Nash                  Financial and Accounting Officer)

/s/ Kenneth  E. Raasch          Chairman                                    December 1, 1998
----------------------
Kenneth E. Raasch

/s/ Michael L. Kiley            Director                                    December 1, 1998
--------------------
Michael L. Kiley

/s/ Thomas Kinkade              Director                                    December 1, 1998
------------------
Thomas Kinkade

/s/ Norman T. Mahoney           Director                                    December 1, 1998
---------------------
Norman T. Mahoney

/s/ Norman A. Nason             Director                                    December 1, 1998
-------------------
Norman A. Nason

/s/ W. Michael West             Director                                    December 1, 1998
-------------------
W. Michael West


                                  INDEX TO EXHIBITS

EXHIBIT
-------
5.1         Opinion of Latham & Watkins

10.1        Media Arts Group, Inc. Employee Qualified Stock
            Purchase Plan

10.2        Form of Media Arts Group, Inc. Stock Purchase
            Agreement Under Employee Qualified Stock Purchase
            Plan

10.3        Media Arts Group, Inc., 1998 Stock Incentive Plan

10.4        Form of Media Arts Group, Inc., Incentive Stock
            Option Agreement Under the 1998 Stock Incentive Plan

10.5        Form of Media Arts Group, Inc., Nonqualified Stock
            Option Agreement Under the 1998 Stock Incentive Plan

10.6        Nonqualified Stock Option Agreement between Thomas
            Kinkade and Media Arts Group, Inc., dated as of
            December 3, 1997

23.1        Consent of PricewaterhouseCoopers LLP

23.2        Consent of Latham & Watkins (included in Exhibit
            5.1)

24.1 Power of Attorney (included in the signature page to this Registration Statement)
